Exhibit 99.2

FOR IMMEDIATE RELEASE:

Contact:	Pat O’Connor Marketing Communications Specialist A4S Security, Inc. (970) 461-0071

Shiftwatch® Digital Mobile Surveillance System Video Survives Bomb Explosion Test

        Loveland, CO — October 11, 2005— A4S Security, Inc. (NASDAQ: SWAT and ArcaEx: SWAT) announced today the results of the impact of a bomb explosion test on the company’s ShiftWatch® Transportation Video Surveillance (TVS) system. The results demonstrated the capability of the TVS system to withstand a simulated terrorist explosion and successfully provide readable data and video of the event.

        A team of explosive experts from the Larimer County (Colorado) Sheriff’s Department conducted a controlled explosion at their practice range facility, subjecting two of A4S’s systems to explosions similar to those used in the London and Spain terrorists bombing attacks. The ShiftWatch® system was designed with two types of storage to provide redundancy—an internal hard drive and a digital tape drive to provide critical backup support. This removable digital tape storage configuration also has a number of economic, shelf life and transportation advantages. As a result of the explosion, the internal hard drive and associated power and control components were destroyed while the digital tape in both units survived and all data and video on the digital tape was intact.

        “The test results were extraordinary,” said Michael Siemens, President of A4S, who was on hand to witness and document the explosion. “The internal disk-based hard drive was rendered useless, while the Sony® Advanced Intelligent Tape™ (AIT) digital tape, when subsequently placed in the ShiftWatch® Video Command Center, played the recorded video and audio data up to within six seconds of the blast.”

        “The test verified our theory that the use of a hard drive alone for recording data would not have survived to document the pre-blast events for investigation of an incident,” said Siemens. “The results clearly document the benefits of our redundant recording system during a terrorist event or other disaster in numerous Homeland Security or other federal and state government situations. To our knowledge virtually all other digital mobile surveillance solutions currently sold in the market place are based on hard disk recording devices alone,” he added.

        “This type of real world testing demonstrates the increased durability that Sony’s removable tape storage products provide over solid state disk drives,” said Alan Sund, general manager for tape storage solutions in Sony Electronics Component and Business Solutions Division. “We are pleased that our AIT tape storage technology enables such secure applications and real world solutions, as we have invested years of research and development in our Advanced Metal Evaporated (AME) media to provide industry-leading products with superior durability and reliability.”

        A4S Security, Inc. develops and markets the ShiftWatch® product line of mobile digital video surveillance solutions for public transportation, law enforcement and general security applications. The company’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. The company’s open, standards based architecture, facilitates interoperability, easing management of information and communication complexities and leveraging customers’ investment in the future.

        Editor’s Note: For additional information about A4S Security and ShiftWatch (NASDAQ: SWAT and ArcaEx: SWAT) solutions, call 1-888-825-0247 or visit www.shiftwatch.com. For more information regarding Sony AIT tape technology, readers can call 1-866-335-SONY.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company’s products, technological developments and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company’s recent filings with the SEC.